                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:  William J. Evanson
Executive Vice President & Chief Financial Officer
(440) 720-3301
                  ANTHONY & SYLVAN POOLS CORPORATION REPORTS
                            2002 FULL YEAR RESULTS

Mayfield Village, Ohio (February 21, 2003) - Anthony & Sylvan Pools Corporation (NASDAQ: SWIM) today announced results for its fourth quarter and full year ended December 31, 2002. Net sales from continuing operations for the full year were $158,393,000, a 5.5% decrease from the $167,672,000 reported in 2001. Net income from continuing operations for the year of $1,054,000 compares with $2,748,000 last year. On a per share basis, adjusted for 10% stock dividends distributed in May and November, 2002, diluted earnings per share from continuing operations of $0.19 per share for 2002 compares with $0.48 per share recorded in 2001.

For the three months ended December 31, 2002, net sales from continuing operations of $30,172,000 compared with $33,887,000 for the fourth quarter of 2001. The net loss from continuing operations for the fourth quarter was ($1,607,000), or ($0.31) per share. This compares with a net loss from continuing operations in the fourth quarter of 2001 of ($895,000), or ($0.16) per share.

During the fourth quarter of 2002, the previously announced closing of the Company's swimming pool installation divisions in the Orlando and Southeastern Florida markets was completed. Thus, results from these divisions are recorded as discontinued operations in the financial results. For the fourth quarter ended December 31, 2002, the loss from discontinued operations, net of taxes, was ($911,000), or ($0.17) per share, compared with ($414,000), or ($0.07) per share, for the same period last year. For the full year, the loss from discontinued operations, net of taxes, was ($3,262,000), or ($0.60) per diluted share for 2002 versus ($1,368,000), or ($0.24) per diluted share in 2001. Including discontinued operations, the Company reported a net loss for 2002 of ($2,208,000), or ($0.41) per share, for all of 2002. This compares with net income of $1,380,000, or $0.24 per share, reported in 2001. For the fourth quarter ended December 31, 2002, the net loss, including discontinued operations, was ($2,518,000), or ($0.48) per share, compared with a net loss of ($1,309,000), or ($0.23) per share for the same period a year ago.

Commenting on the results, Stuart D. Neidus, Anthony & Sylvan's Chairman and Chief Executive Officer, said, "With a weak economy and low consumer confidence, we had a challenging year in 2002. Having said that, we accomplished many good things during the year, including strengthening our infrastructure and raising customer awareness of the value that we add to each and every sale." Regarding the discontinued operations, Mr. Neidus stated that, "Now that the wind-down of operations of the two closed divisions is behind us, we have redirected our financial and intellectual assets to markets and growth strategies that can yield levels of return consistent with our long-term goal of increasing shareholder value."

Anthony & Sylvan (www.anthonysylvan.com) operates in the leisure industry, offering in-ground, concrete residential swimming pools, spas and related products to its customers. The Company serves its customers through a network of 40 sales design centers in 22 geographic markets in 16 states. It also sells pool-related consumables, replacement parts, equipment and supplies through retail service centers.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The Company assumes no obligation to update or revise any such statements, whether as a result of new information or otherwise. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to: dependence on existing management; consumer spending; market conditions and weather. A number of those risks, trends and uncertainties are discussed in the Company's SEC reports, including the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

                                 4 of 7 Pages

             ANTHONY & SYLVAN POOLS CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                            (DOLLARS IN THOUSANDS)

                                                                    DECEMBER 31,    DECEMBER 31,
                                                                        2002            2001
                                                                   --------------  --------------
                                                                    (unaudited)      (audited)
ASSETS

Current Assets:
       Cash and cash equivalents.........................            $    432          $    351
       Contract receivables, net.........................               8,354            15,906
       Inventories, net .................................               5,841             5,327
       Prepayments and other ............................               2,399             1,827
       Recoverable income taxes .........................               1,256               400
       Deferred income taxes.............................               1,936             2,037
                                                                     --------          --------
          Total current assets...........................              20,218            25,848

Property, plant and equipment, net.......................               7,794             8,565
Goodwill, net............................................              26,276            26,276
Deferred income taxes....................................                 373               146
Other ...................................................               2,951             2,784
                                                                     --------          --------
  Total Assets ..........................................            $ 57,612          $ 63,619
                                                                     ========          ========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
       Current maturities of long-term debt..............            $      -          $      5
       Accounts payable..................................               4,310             6,378
       Accrued expenses..................................              11,149            10,833
       Net liabilities of discontinued operations........               1,169               822
       Accrued income taxes..............................                  14                67
                                                                     --------          --------
          Total current liabilities......................              16,642            18,105

Long-Term Debt ..........................................               6,300             7,550
Other Long-Term Liabilities..............................               3,526             2,335

Commitments and Contingencies............................                   -                 -

Shareholders' Equity ....................................              31,144            35,629
                                                                     --------          --------
Total Liabilities and Shareholders' Equity ..............            $ 57,612          $ 63,619
                                                                     ========          ========


                                 5 of 7 Pages

                      ANTHONY & SYLVAN POOLS CORPORATION
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                (Dollars in thousands, except per share data)

                                     Three Months Ended       Twelve Months Ended
                                        December 31,              December 31,
                                     2002          2001        2002         2001
                                   -------       -------     --------     --------
                                 (unaudited)   (unaudited)  (unaudited)   (audited)
Net sales.......................   $30,172       $33,887     $158,393     $167,672

Cost of sales...................    22,131        24,857      112,381      119,208
                                   -------       -------     --------     --------

  Gross profit..................     8,041         9,030       46,012       48,464

Operating expenses..............    10,489        10,184       44,002       44,059
                                   -------       -------     --------     --------

Income/(loss) from
        continuing  operations..    (2,448)       (1,154)       2,010        4,405

Interest and other expense......        47            56          248          192
                                   -------       -------     --------     --------

Income/(loss) before income
        taxes from continuing
               operations.......    (2,495)       (1,210)       1,762        4,213

Provision for income taxes......      (888)         (315)         708        1,465
                                   -------       -------     --------     --------

Net income/(loss) from
        continuing operations...    (1,607)         (895)       1,054        2,748

Loss from discontinued
        Operations, net of
               income taxes.....      (911)         (414)      (3,262)      (1,368)
                                   -------       -------     --------     --------

  Net income/(loss).............   $(2,518)      $(1,309)    $ (2,208)    $  1,380
                                   =======       =======     ========     ========

Basic earnings per share:
Basic earnings per share from
        continuing operations      $ (0.31)      $ (0.16)    $   0.20     $   0.49
Basic earnings per share from
        discontinued operations      (0.17)        (0.07)       (0.61)       (0.24)
                                   -------       -------     --------     --------
  Net (loss)/income                $ (0.48)      $ (0.23)    $  (0.41)    $   0.25
                                   =======       =======     ========     ========

Diluted earnings per share:
Diluted earnings per share from
        continuing operations      $ (0.31)      $ (0.16)    $   0.19     $   0.48
Diluted earnings per share from
        discontinued operations    $ (0.17)        (0.07)       (0.60)       (0.24)
                                   -------       -------     --------     --------
  Net (loss)/income                $ (0.48)      $ (0.23)    $  (0.41)    $   0.24
                                   =======       =======     ========     ========

Average shares outstanding:
  Basic                              5,235         5,636        5,352        5,625
                                   =======       =======     ========     ========
  Diluted                            5,235         5,636        5,418        5,783
                                   =======       =======     ========     ========

                                 6 of 7 Pages

             ANTHONY & SYLVAN POOLS CORPORATION AND SUBSIDIARIES
               UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                            (Dollars in thousands)

                                                            2002        2001
                                                         ---------   ---------
                                                        (unaudited)  (audited)
Cash Flows from Operating Activities:
   Net income.........................................    $(2,208)    $ 1,380
   Adjustments to reconcile net income/(loss)
     to net cash provided by operating
     activities:
     Loss from discontinued operations................      3,262       1,368

     Depreciation and amortization....................      2,676       3,165
     Non-cash deferred stock compensation.............        190        (384)
     Deferred income taxes............................       (126)       (275)
     Other............................................       (123)         52
   Changes in operating assets and liabilities:
     Contract receivables.............................      7,552      (5,228)
     Inventories......................................       (514)       (492)
     Prepayments and other............................       (572)       (380)
     Recoverable income taxes.........................       (856)       (400)

     Accounts payable.................................     (2,068)        639
     Accrued and other expenses.......................      1,287        (558)
                                                          -------     -------
       Net cash provided by/(used in)
         operating activities.........................      8,500      (1,113)
                                                          -------     -------

Cash Flows from Investing Activities:
   Additions to property, plant and equipment.........     (1,782)     (2,957)
                                                          -------     -------
       Net cash used in investing activities..........     (1,782)     (2,957)
                                                          -------     -------

Cash Flows from Financing Activities:
   Repayment of long-term debt........................     (1,255)      6,243
   Proceeds from exercise of stock options............         34           -
   Purchase of treasury shares........................     (2,501)     (1,791)
                                                          -------     -------
       Net cash (used in)/provided by
         financing activities.........................     (3,722)      4,452
                                                          -------     -------
Increase in Cash and Cash Equivalents                       2,996         382
Net cash used in discontinued operations                   (2,915)       (453)
Cash and Cash Equivalents:
   Beginning of period................................        351         422
                                                          -------     -------
   End of period......................................    $   432     $   351
                                                          =======     =======

Supplemental Cash Flow Information:
   Interest paid......................................    $   212     $   188
   Income taxes (refunded)/paid.......................    $  (396)    $ 1,969



                                 7 of 7 Pages